Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-260759, 333-234506, and 333-234505 on Form S-8 and 333-277747 on Form S-3 of our reports dated March 4, 2026, relating to the consolidated financial statements of Mayville Engineering Company, Inc. and the effectiveness of Mayville Engineering Company, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

March 4, 2026